Exhibit 5.1

1105 W. Peachtree St. NE, Suite 1000 Atlanta, Georgia 30309-3608 Tel: 404 815-3500 www.sgrlaw.com

August 8, 2023

Via FedEx

Ameris Bancorp
3490 Piedmont Road N.E., Suite 1550
Atlanta, Georgia

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Ameris Bancorp, a Georgia corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on or about the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of: (i) shares of common stock, par value $1.00 per share, of the Company (“Common Stock”); (ii) shares of preferred stock of the Company (“Preferred Stock”), which may be issued in one or more series; (iii) debt securities of the Company (the “Debt Securities”), which may be either subordinated debt securities or senior debt securities and which may be issued in one or more series under: (a) with respect to subordinated debt securities, the Subordinated Debt Indenture, dated as of March 13, 2017, between the Company and Wilmington Trust, National Association (the “Subordinated Debt Indenture”); and (b) with respect to senior debt securities, an indenture proposed to be entered into by the Company and a trustee to be named therein (the “Senior Debt Indenture” and, together with the Subordinated Debt Indenture, the “Indentures”), which Indentures (or form thereof) are filed as exhibits to the Registration Statement; (iv) depositary receipts (the “Receipts”) representing fractional shares of Preferred Stock, which are called depositary shares (the “Depositary Shares”), and which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) proposed to be entered into between the Company and one or more banks or trust companies to be named in the applicable Depositary Agreement (each, a “Bank Depositary”); (v) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein; (vi) purchase contracts (“Purchase Contracts”) obligating the holders thereof to purchase from the Company, and the Company to sell to such holders, shares of Common Stock, shares of Preferred Stock or Debt Securities at a future date or dates, which may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by the Company and one or more purchase contract agents to be named therein; (vii) purchase units of the Company (“Purchase Units”), each consisting of a Purchase Contract and Debt Securities, Preferred Stock or debt obligations of third parties, including United States Treasury securities, or any combination of the foregoing, which may be issued pursuant to one or more agreements (each, a “Purchase Unit Agreement”) proposed to be entered into by the Company and one or more purchase unit agents to be named therein; (viii) units of the Company (“Units”) comprised of any combination of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Purchase Contracts or Purchase Units, which may be issued pursuant to one or more agreements (each, a “Unit Agreement”) proposed to be entered into by the Company and one or more unit agents to be named therein; and (ix) such indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares and indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Debt Securities, Depositary Shares or Warrants or settlement of any Purchase Contracts, Purchase Units or Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”). The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Purchase Units, Units and Indeterminate Securities offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

Ameris Bancorp

August 8, 2023

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following: (i) the Registration Statement; (ii) an executed copy of the Subordinated Debt Indenture, incorporated by reference as an exhibit to the Registration Statement; (iii) the form of Senior Debt Indenture, filed as an exhibit to the Registration Statement; (iv) a copy of the Company’s Restated Articles of Incorporation certified by the Secretary of State of the State of Georgia as of February 24, 2023; (v) a copy of the Company’s Bylaws, as amended and restated through February 23, 2023; and (vi) a copy of certain resolutions of the Board of Directors of the Company (the “Board”), adopted on July 24, 2023.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than: (i) the laws of the State of Georgia, including the General Business Corporation Code (the “GBCC”); and (ii) the laws of the State of New York; provided, however, that the opinions in paragraphs 3, 4, 5, 6, 7 and 8 below are limited to the laws of the State of New York that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Indentures, the Depositary Agreement, the Warrant Agreement, the Purchase Contract Agreement, the Purchase Unit Agreement and the Unit Agreement, respectively, and, with respect to such opinions in paragraphs 3, 4, 5, 6, 7 and 8 below, we do not express any opinion herein concerning any other laws (all of the foregoing being referred to as “Opined-on Law”). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Ameris Bancorp

August 8, 2023

As used herein, “Transaction Documents” means the Indentures and any supplemental indentures thereto, the Depositary Agreements, the Warrant Agreements, the Purchase Contract Agreements, the Purchase Unit Agreements, the Unit Agreements and any applicable underwriting or purchase agreement.

The opinions stated in paragraphs 1 through 8 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board; and (v) the terms of the applicable Transaction Documents and the issuance and sale of such Securities have been duly established in conformity with the Articles of Incorporation of the Company so as not to violate any applicable law, the Articles of Incorporation of the Company or the Bylaws of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.            With respect to any shares of Common Stock offered by the Company, including any Indeterminate Securities constituting Common Stock (the “Offered Common Stock”), when: (a) the general conditions shall have been satisfied; (b) if the Offered Common Stock is to be certificated, certificates in the form required under the GBCC representing the shares of Offered Common Stock are duly executed and countersigned; and (c) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite corporate action on the part of the Company under the GBCC and validly issued, fully paid and nonassessable.

Ameris Bancorp

August 8, 2023

2.            With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities constituting Preferred Stock of such series (the “Offered Preferred Stock”), when: (a) the general conditions shall have been satisfied; (b) the Board, or a duly authorized committee thereof, has duly adopted Articles of Amendment to the Articles of Incorporation of the Company for the Offered Preferred Stock in accordance with the GBCC (the “Articles of Amendment”); (c) the filing of the Articles of Amendment with the Secretary of State of the State of Georgia has duly occurred; (d) if the Offered Preferred Stock is to be certificated, certificates in the form required under the GBCC representing the shares of Offered Preferred Stock are duly executed and countersigned; and (e) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite corporate action on the part of the Company under the GBCC and validly issued, fully paid and nonassessable.

3.            With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when: (a) the general conditions shall have been satisfied; (b) a Form T-1 for the trustee with respect to the applicable Indenture has been filed under the Trust Indenture Act of 1939; (c) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Documents; and (d) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any other applicable Transaction Documents and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

4.            With respect to any Depositary Shares offered by the Company, including any Indeterminate Securities constituting Depositary Shares (the “Offered Depositary Shares”), when: (a) the general conditions shall have been satisfied; (b) the Preferred Stock relating to such Offered Depositary Shares has been duly authorized for issuance by the Company; (c) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Depositary Agreement, and the Offered Depositary Shares have been delivered to the Bank Depositary for deposit in accordance with the applicable Depositary Agreement; and (d) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Bank Depositary in accordance with the applicable Depositary Agreement, such Depositary Agreement will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms under the laws of the State of New York.

5.            With respect to any Warrants offered by the Company (the “Offered Warrants”), when: (a) the general conditions shall have been satisfied; (b) the Common Stock, Preferred Stock and/or Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company; and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

Ameris Bancorp

August 8, 2023

6.            With respect to any Purchase Contracts offered by the Company (the “Offered Purchase Contracts”), when: (a) the general conditions shall have been satisfied; (b) the Common Stock, Preferred Stock and/or Debt Securities relating to such Offered Purchase Contracts have been duly authorized for issuance by the Company; and (c) the Offered Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Contract Agreement, the Offered Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

7.            With respect to any Purchase Units offered by the Company (the “Offered Purchase Units”), when: (a) the general conditions shall have been satisfied; (b) the Purchase Contract, Debt Securities, Preferred Stock or other securities or obligations included in such Offered Purchase Units have been duly authorized for issuance by the Company or the applicable third party (and are enforceable against the Company or such third party, as applicable); and (c) certificates evidencing the Offered Purchase Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Unit Agreement, the Offered Purchase Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

8.            With respect to any Units offered by the Company (the “Offered Units”), when: (a) the general conditions shall have been satisfied; (b) the Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Purchase Contracts or Purchase Units or other securities relating to the Offered Units have been duly authorized for issuance by the Company (and are enforceable against the Company); and (c) certificates evidencing the Offered Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Unit Agreement, the Offered Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)            we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws and governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)            we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

Ameris Bancorp

August 8, 2023

(c)            except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d)            we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to waive or alter, or has the effect of, waiving or altering any statute of limitations;

(e)            we do not express any opinion with respect to the enforceability of any provision of any Transaction Document to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

(f)            we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(g)            we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(h)            we have assumed that the choice of New York law to govern the Senior Debt Indenture and any supplemental indentures thereto is a valid and legal provision;

(i)            we have assumed that the laws of the State of New York will be chosen to govern any Depositary Agreement, Warrant Agreement, Purchase Contract Agreement, Purchase Unit Agreement and Unit Agreement and that such choice is and will be a valid and legal provision;

(j)            we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any Transaction Document from a court judgment in another currency;

(k)            we have assumed that the choice of a currency other than U.S. dollars as the currency in which any Securities may be denominated does not contravene any exchange control or other laws of the jurisdiction of any such currency, and further we call to your attention that a court may not award a judgment in any currency other than U.S. dollars; and

(l)            to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

Ameris Bancorp

August 8, 2023

In addition, in rendering the foregoing opinions we have assumed that:

(a)            neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject; (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject; or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and

(b)            neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Sincerely,

/s/ Smith, Gambrell & Russell, LLP

Smith, Gambrell & Russell, LLP